Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Digital Realty Trust, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Digital Realty Trust, Inc. of (a) our report dated February 28, 2007, except as to paragraph one of note 1, note 2(r), paragraph one of note 7, note 15 and paragraph seven of note 17, which are as of November 20, 2007, with respect to the consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, and stockholders’ equity and comprehensive income (loss) for each of the years in the two-year period ended December 31, 2006 and for the period from November 3, 2004 (commencement of operations) through December 31, 2004, the related combined statements of operations, owners’ equity and comprehensive income of Digital Realty Trust, Inc. Predecessor for the period from January 1, 2004 through November 2, 2004, the related consolidated statement of cash flows of Digital Realty Trust, Inc. and subsidiaries for each of the years in the two-year period ended December 31, 2006 and the related consolidated and combined statement of cash flows of Digital Realty Trust, Inc. and subsidiaries and Digital Realty Trust, Inc. Predecessor for the year ended December 31, 2004, and the related financial statement schedule, which report appears in Exhibit 99.1 to the current report on Form 8-K of Digital Realty Trust, Inc. filed on November 29, 2007 and incorporated herein by reference, and (b) our report dated February 28, 2007 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which report appears in the annual report on Form 10-K of Digital Realty Trust, Inc. for the year ended December 31, 2006 and incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

November 29, 2007